UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2020 (January 24, 2020)

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	80-0656612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 750
Houston, Texas 77002

(Address of Principal Executive Offices)

(713) 651-1144

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2020, Harvest Oil & Gas Corp. (the “Company”) received notice from Ryan J. Flory, Controller of the Company, of his resignation, to be effective February 7, 2020 (the “Separation Date”). Ryan Stash, who will continue to serve as Vice President and Chief Financial Officer of the Company, has been designated by the Board of Directors of the Company to assume Mr. Flory’s duties as the principal accounting officer of the Company as of the Separation Date.

Mr. Stash, age 43, has served as the Company’s Vice President and Chief Financial Officer since October 2018. Mr. Stash previously served as a Managing Director at Regions Securities, where he focused on the energy sector, since September 2018. Prior to that, Mr. Stash spent 11 years in the Energy Investment Banking Group for Wells Fargo Securities in Houston, rising to the level of Director in February 2015. Before moving to Wells Fargo Securities, Mr. Stash spent five years as an auditor working at Hewlett-Packard and Ernst & Young, LLP. Mr. Stash is a Certified Public Accountant in the State of Texas. Mr. Stash received an MBA from the McCombs School of Business, a Masters in Professional Accounting and a Bachelor of Business Administration, all at the University of Texas at Austin.

Mr. Stash has no familial relationships with any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Stash and any other persons pursuant to which Mr. Stash was appointed as Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2020	Harvest Oil & Gas Corp.

	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
President and Chief Executive Officer